TAYLOR DEVICES, INC.
                            90 Taylor Drive
                    North Tonawanda, New York  14120

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF TAYLOR DEVICES, INC.

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. ("Company") will be held at the University Inn & Conference Center, 2401 North Forest Road, Amherst, New York, on October 30, 1997, at 10:00 A.M. for the following purposes:

     1. To elect five directors of the Company each to serve for the ensuing year until the next annual meeting and the election and qualification of his successor.

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

          NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only shareholders of record at the close of business on September 23, 1997 will be entitled to notice of the meeting and to vote at the meeting.

          SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SUCH SHAREHOLDERS ARE REQUESTED
TO DATE, SIGN AND RETURN THE ENCLOSED PROXY.  THE PROXY MAY BE
REVOKED AT ANY TIME BEFORE IT IS VOTED.


                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/Joseph P. Gastel, Secretary
                              Joseph P. Gastel, Secretary

DATED:    September 26, 1997
          North Tonawanda, New York



                        PROXY STATEMENT
                            FOR THE
                 ANNUAL MEETING OF SHAREHOLDERS
                               OF
                      TAYLOR DEVICES, INC.


                    _________________________


     TO BE HELD AT THE UNIVERSITY INN & CONFERENCE CENTER,
           2401 NORTH FOREST ROAD, AMHERST, NEW YORK
                        OCTOBER 30, 1997


     This Proxy Statement is furnished to shareholders by the Board of Directors of Taylor Devices, Inc. in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on October 30, 1997, at 10:00 A.M., and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. It is proposed first to give or mail this Proxy Statement and the accompanying form of proxy to shareholders on or about September 26, 1997.

     If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained therein. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to its use by written notice to the Secretary of the Company.


RECORD DATE AND VOTING SECURITIES

     The Bylaws of the Company provide that the Annual Meeting of Shareholders shall be held at any time within six (6) months after the end of the fiscal year. In accordance with the Bylaws, the Board of Directors has established October 30, 1997, as the date for this year's Annual Meeting of Shareholders. The Board of Directors has fixed the close of business on September 23, 1997, as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On September 23, 1997, the Company had outstanding and entitled to vote a total of 2,749,667 shares of common stock. Each outstanding share of common stock is entitled to one vote on all matters to be brought before the meeting.


             CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of September 23, 1997, as to persons known by the Company to be the beneficial owners of more than five percent of the Company's common stock, as well as shares owned by the executive officers named in the Summary Compensation Table, each director, and all directors and executive officers of the Company as a group:

Name and                      Amount and
Address of                    Nature of
Beneficial                     Beneficial               Percent (%)
Owner                         Ownership (5)           of Class

Tayco Developments, Inc.      697,567(1)                 25.4%
100 Taylor Drive
North Tonawanda, NY 14120

Douglas P. Taylor              55,568(2)(4)               2.0%
90 Taylor Drive
North Tonawanda, NY 14120

Richard G. Hill                49,096(3)(4)               1.8%
90 Taylor Drive
North Tonawanda, NY 14120

Joseph P. Gastel               58,124(4)                  2.1%
295 Main Street, Suite 722
Buffalo, NY 14203-2507

Donald B. Hofmar               19,233(4)                    .6%
365 Brantwood Drive
Amherst, NY 14226

Randall L. Clark                7,000(4)                    .2%
3570 Broadway
Buffalo, NY 14227
All directors and officers      192,120                    7.0%

The Cameron Baird Foundation    148,400 (6)                5.5%
1350 One M&T Plaza
Buffalo, NY 14203

(1)  As of June 9, 1997, the irrevocable proxy from Tayco
Developments, Inc. ("Developments") to the Company voting these shares terminated, because Developments repaid its portion of the Tayco Technology, Inc. ("Tech") indebtedness to the Company.

      In addition to shares owned in the Company, the Taylor family also owns shares in Developments. Mr. Paul H. Taylor, the father of Douglas P. Taylor and the father-in-law of Richard G. Hill, owns 105,779 shares or 10.7% of Developments's stock (for an attributed control of 4.2% in the Company). Including Paul H. Taylor's beneficial ownership interests in the Company and Developments, but excluding shares beneficially owned by Messrs. Douglas P. Taylor and Richard G. Hill in either the Company or Developments, the Taylor family owns or controls 188,491 shares or 6.9% of the Company's stock and 169,834 shares or 17.2% of Developments' stock, respectively. As to all such shares, Douglas P. Taylor and Richard
G. Hill disclaim any beneficial interest.

(2) Includes 2,307 shares held beneficially and of record by Sandra Taylor, wife of Douglas Taylor, and 7,042 shares held by her as custodian for their minor children. Also included are 38 shares held by Mr. Taylor as custodian for their minor children.
As to all such shares, Mr. Taylor disclaims any beneficial ownership. These shares represent less than 1% of the Company's stock.

(3)  Includes 656 shares held by Joyce Taylor Hill, wife of Mr.
Hill and sister of Douglas P. Taylor, as custodian for their minor children. As to all such shares, Mr. Hill disclaims any beneficial ownership. See also note 2 above.

(4) Includes options granted to directors and officers and which have not been exercised, but which can be exercised within 60 days. These options were granted pursuant to the Company's 1994 Taylor Devices, Inc. Stock Option Plan (the "1994 Stock Option Plan"), and the 1982 Non-Statutory and Incentive Stock Option Plans, which have expired (the "1982 Stock Option Plans"). See "Executive Compensation."

(5) Information presented in this table has been supplied by the respective shareholders or by the Company as transfer agent.

(6) Information regarding The Cameron Baird Foundation has been taken from Amendment No. 3 to Schedule 13D filed May 23, 1997 with respect to Company stock by the following persons: Aries Hill Corp., 48,500 shares (1.8%); Brent D. Baird, 20,000 shares (0.7%), including 10,000 shares held in Trubee, Collins & Co.'s pension plan for the benefit of Brent D. Baird; Bridget B. Baird, as Successor Trustee, 10,000 shares (0.4%); The Cameron Baird Foundation, 148,400 shares (5.5%); Jane D. Baird, 30,500 (1.1%);
Anne S. Baird, 5,000 shares (0.2%); David M. Stark, as Successor Trustee, 3,000 shares (0.1%); total of filing persons, 265,400 shares (9.8%). The persons filing such Schedule 13D, rather than the Company, are responsible for the accuracy and completeness of such information.


     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on the Company's review of copies of forms received, or the written representations from reporting persons to the Company that no Forms 5 were required, the Company believes that all directors, officers and beneficial owners of more than 10% of the securities of the Company, have timely filed all reports of ownership and changes in ownership in the Company's stock with the Securities and Exchange Commission, and that these reporting persons have been in compliance with reporting requirements for Fiscal 1997, as required by Section 16(a) of the Securities Exchange Act.

                      THE ELECTION OF DIRECTORS

     Five directors of the Company are to be elected to hold office until the election and qualification of their successors at the next Annual Meeting of Shareholders. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the five nominees named below. In the event that any of the nominees should be unable to serve, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it.
It is not anticipated that any of the proposed nominees will be unable to serve.

     All nominees have been members of the Board of Directors since the dates indicated and since their last election to the Board by the shareholders at the Annual Meeting of Shareholders that was held November 8, 1996.


Nominees and Directors

     The nominees for director, their ages, principal occupations, positions with the Company, and the date each nominee was elected a director of the Company are set forth below:

DOUGLAS P. TAYLOR (49), President of the Company since April 1991, has served as a Director since 1976. Since 1972 and 1977, he has also served as Director of Developments and Tayco Realty Corporation ("Tayco Realty"), respectively, and as President of both Companies since 1991. Mr. Taylor is the brother-in-law of Richard G. Hill.

RICHARD G. HILL (47), has served as Vice President of the Company since 1978, and as a Director and Executive Vice President since 1991. In 1991, Mr. Hill also became a Director and Executive Vice President of Tayco Realty. Mr. Hill is the brother-in-law of Douglas P. Taylor.

JOSEPH P. GASTEL (72), is a Patent Attorney and a Director and
Secretary of the Company and of Developments since 1984.

DONALD B. HOFMAR (68), who has served as a Director of the Company since 1991, has been the President of Bell-Mar, Inc. since its inception in 1962. Bell-Mar, Inc. a corporation which serves as a sales contractor for Thomas Publishing Company, a vendor to the Company, but the business transacted is less than $30,000 per year.

RANDALL L. CLARK (54), has served as a Director of the Company since 1996. Mr. Clark is a Director of Buffalo Ventures, Inc., an investment banking firm, and serves as Chairman of the Board of Directors of Dunn Tire Corporation of Western New York. From 1992 until 1996, Mr. Clark was Executive Vice President and Chief Operating Officer of Pratt & Lambert. From 1980 to 1992, Mr. Clark served as President and Chief Executive Officer of Dunlop Tire Corporation. He was appointed to its Board of Directors in 1983 and also served as Chairman of the Board of Dunlop Tire Corp. in North America from 1985 to 1991.

     Mr. Clark also serves on the board of directors of several other area corporations, including, Acme Electric Corporation, a reporting company (NYSE), Merchants Mutual Insurance Company, Marine Midland Bank - Western Region, and Millard Fillmore Hospital. He is Vice Chairman of the International Trade Council of Western New York, and Chairman of the University of Buffalo's Center for Industrial Effectiveness. Mr. Clark holds a B.A. degree from the University of Pennsylvania and an M.B.A. degree from the Wharton School of Finance and Commerce.

     For each director's ownership of the Company's common stock, see "Certain Beneficial Owners and Management."

     It is the intention of the persons named in the enclosed form of proxy, unless otherwise directed, to vote for the election of the nominees to serve on the Board of Directors until the next Annual Meeting of Shareholders. Each nominee will be elected by a plurality of affirmative votes cast by shareholders.

     The Board of Directors recommends a vote FOR management's slate of nominees to the Board of Directors, which is Item 1 on the form of proxy.

Board of Directors and Committee Meetings

     In fiscal 1997, the Board of Directors met four times with 100% of the directors in attendance.

     The Executive Committee, between meetings of the Board of Directors and to the extent permitted by law, exercises all of the powers and authority of the Board in the management of the business of the Company. The Executive Committee, comprised of Messrs. Taylor, Hill, and Gastel, did not meet in fiscal 1997.

     The Audit Committee is comprised of two of the Company's outside directors, Messrs. Gastel and Hofmar, and has, as its function, the review and implementation of accounting and audit procedures utilized by the Company internally, and as recommended by the Company's certified public accountants. The Audit Committee also makes recommendations to the Board regarding selection of the Company's accountants for the forthcoming fiscal year. The Audit Committee met twice in fiscal 1997, with both members in attendance.

     The Compensation Committee, comprised of Messrs. Hofmar and Gastel, was formed to review the compensation of the Company's executive officers, and make recommendations in that regard to the Board, as a whole. The Compensation Committee met one time in fiscal 1997 with both members in attendance.

     The Stock Option Committee, formed in December 1994 to administer the Company's 1994 Stock Option Plan (the "1994 Plan"), is comprised of Messrs. Gastel and Hofmar. The Committee met twice in fiscal 1997, with both members in attendance. The 1982 Stock Option Plans are administered by Mesdames Janice Nicely and Kathleen King, employees of the Company. No further stock options may be granted under the 1982 Stock Option Plan.

     The Company does not have a standing nominating committee of the Board of Directors.

     Effective February 17, 1997, fees to members of the Board of Directors were increased from $1,250 to $1,500 for each Board Meeting attended, with an additional fee to the Secretary of the Company increased from $2,000 to $2,250 per meeting. In fiscal 1997, all four Board meetings were held prior to the increase in fees. Fees are paid either in cash or, if requested by a director, credited toward any future exercise of options.

     In addition, and pursuant to the formula set forth in the 1994 Plan, each director received a grant of options for 5,000 shares of common stock. The option price of the stock was $5.1875, which represents the mean of the bid/ask price of the Company's common stock on the fixed date of grant, April 18, 1997. The mean of the bid/ask price at May 31, 1997 was $5.375.

     All directors may be considered to be "control persons" as that term is defined in the Securities Act of 1933, as amended.


Current Directors and Officers

     For information on Messrs. Douglas P. Taylor, Richard G. Hill, Joseph P. Gastel, Donald B. Hofmar and Randall L. Clark, see
"Nominees and Directors" above.

KENNETH G. BERNSTEIN (50),  Controller of the Company since
November 1992, was appointed Treasurer of the Company in December
1994. From August 1981 to July 1992, he was employed as a Management Accountant and Internal Auditor by British Petroleum.


                     EXECUTIVE COMPENSATION

      The following table sets forth certain information concerning compensation of and stock options held by the Company's Chief Executive Officer and Executive Vice President. No other current executive officers earn more than $100,000 annually in salary and bonus.

                    SUMMARY COMPENSATION TABLE
                ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                                                   AWARDS
                (1)              (2)            (3)            (4)

                                                 SECURI-
                                                  TIES
                                                  UNDER-
NAME/                                     OTHER   LYING   ALL
PRINCIPAL        FISCAL                   ANNUAL OPTIONS/ OTHER
POSITION           YEAR SALARY($) BONUS($) COMP($) SARS(#) COMP($)

Douglas P. Taylor  1997  $130,173  $  792  $   -    5,000  $24,501
Chairman/President 1996  $127,727  $  928  $ 6,623  5,000  $23,543
Chief Executive    1995  $107,620  $   -   $18,715  5,000  $20,081
Officer

Richard G. Hill    1997  $101,169  $  906  $  -     5,000  $24,436
Vice President     1996  $ 95,141  $1,272  $ 3,312  5,000  $23,394
                    1995  $ 80,181  $  -    $12,361  5,000  $19,948

1) Automotive vehicles owned by the Company are made available to the named executive officers and use of such vehicles is not limited to business purposes. The value of any personal economic benefit associated with such use cannot reasonably be determined by the Company.

(2) The named executive officers did not exercise options for Fiscal 1997.

(3) Incentive options were granted pursuant to the terms of the 1994 Plan on April 18, 1997 at an option price of $5.1875, which is the mean of the bid/ask price of the Company's common stock on the date of grant.

(4) Other compensation, as paid and accrued to the above named executive officers, is as follows:

                          DIRECT-
                           OR'S    MGM'T    AUTO   401K
                           FEES    FEES    ALLOW- CONTRI-  TOTAL
                                            ANCE  BUTION
Douglas Taylor:
Fiscal Year Ended 5/31/97  $ 5,950 $16,042 $ 1,800 $   709  $24,501
Fiscal Year Ended 5/31/96  $ 5,000 $16,150 $ 1,800 $   593  $23,543
Fiscal Year Ended 5/31/95  $ 4,600 $13,283 $ 1,800 $   398  $20,081

Richard Hill:
Fiscal Year Ended 5/31/97  $ 5,950 $16,042 $ 1,800 $   644 $24,436
Fiscal Year Ended 5/31/96  $ 5,000 $16,150 $ 1,800 $   444 $23,394
Fiscal Year Ended 5/31/95  $ 4,600 $13,283 $ 1,800 $   265 $19,948



                        OPTION/SAR GRANTS
                      IN FISCAL YEAR 5/31/97

                                              POTENTIAL REALIZ-
                                                ABLE VALUE AT
                                                ASSUMED ANNUAL
                                                RATES OF STOCK
                                              PRICE APPRECIATION
           INDIVIDUAL GRANTS                    FOR OPTION TERM

                        % OF
                        TOTAL
                 NUMBER OP-
                 OF     TIONS
                 SECUR- GRANT-
                 ITIES  ED
                 UNDER- TO
                 LYING  EM-
                 OP-    PLOY- EXER-                       GRANT
                 TIONS  EES   CISE                        DATE
                 GRANT- IN    OR                          PRESENT
                 ED     FIS-  BASE   EXPIR-               VALUE
                 (#)    CAL   PRICE  ATION                ($)
NAME             (1)    YEAR  ($ SH) DATE     5%    10%   (2)

Douglas P. Taylor  5,000 27.8% $5.19 4/18/02 $7,170 $15,843 $13,900
 Chairman,
 President,
 and CEO

Richard G. Hill    5,000 27.8% $5.19 4/18/02 $7,170 $15,843 $13,900
 Vice President

(1) The incentive options were granted on April 18, 1997 pursuant to the 1994 Stock Option Plan. No SARs can be granted with incentive options. The options are not exercisable until the date six months after the date of grant.




                 AGGREGATED OPTION/SAR EXERCISES
                     IN LAST FISCAL YEAR AND
                    YEAR-END OPTION/SAR VALUES
                             5/31/97

                                   (1)
                                Number of            (2)
                                Securities       Value of
                                Underlying       Unexercised
                                Unexercised      In-The-Money
                                Options/SARs     Options/SARs
           Shares               At Fiscal        At Fiscal
           Acquired             Year End         Year End
           On          Value    Exercisable(E)/  Exercisable(E)/
  Name     Exercise(#) Realized Unexercisable(U) Unexercisable(U)
Douglas P.   -0-         $ 0       29,350 (E)       $78,717 (E)
Taylor
Chairman,
President, CEO

Richard G.   -0-         $ 0       15,000 (E)       $13,400 (E)
Hill
Vice President

(1) Exercisable options that include SARs granted in tandem with that option, the exercise of SARs reduces the number of shares subject to the related option.

(2) Value is the difference between the market value of the Company's common stock on May 31, 1997, or $5.375, and the exercise price for the options.

Employee Stock Purchase Plan

      The Company offers a Stock Purchase Plan generally to all its employees. There is a total of 71,047 shares available for distribution to all qualified employees at May 31, 1997. The
Company also provides a 401(k) plan for its employees.


Indemnification Insurance for Directors and Officers

     On July 24, 1997, the Company renewed an officers and directors indemnification insurance policy written by Royal Indemnity. The renewal was for a one-year period at an annual premium of $17,870. The policy provides indemnification benefits and the payment of expenses in actions instituted against any officer or director of the Company for claimed liability arising out of their conduct in such capacities. To date, no payments or claims for indemnification or expenses have been made under any insurance policies purchased by the Company.


             TRANSACTIONS WITH MANAGEMENT AND OTHERS

      The Company leases a portion of the property where it does business from its affiliate, Tayco Realty, pursuant to the terms of a lease which will expire on October 31, 2005. Rental payments by the Company for fiscal 1997 totaled $159,600. The total rent paid by the Company is determined by a base rate of $10.64 per square foot, and is subject to adjustment for increases in taxes, maintenance costs and for utilization of additional space by the Company. The Company also pays for certain expenses incurred for the operation of the facilities. Developments owns approximately 42% of Tayco Realty, with 58% owned by the Company. The Company is also the largest single shareholder in Developments, owning 23% of Developments' stock. See "Certain Beneficial Owners and Management."

     Under the License Agreement ("License Agreement"), dated November 1, 1959, Developments granted the Company certain preferential rights to market in the United States and Canada all existing and future inventions and patents owned by Developments. The term of the License Agreement is the life of the last-to-expire patent on which the Company is paying royalties, which is December 1, 2014. Certain of these patents had been assigned to the Company in connection with the Company's assumption of Developments' portion of indebtedness of Tech under certain guarantees made to Tech's lenders. The indebtedness was repaid as of June 9, 1997, and the assignment has been released. See "Certain Beneficial Owners and Management."

     The Company pays a five percent (5%) royalty to Developments on sales of items sold and shipped. During fiscal 1997, the Company accrued royalties to Developments of $179,744 and all payments are current. The License Agreement also provides for Developments to pay the Company 10% of the gross royalties received from third parties who are permitted to make, use and sell machinery and equipment under patents not subject to the License Agreement, and apparatus and equipment subject to the License Agreement, but modified by the Company, the rights to such modification having been assigned to Developments. No royalties were received in fiscal 1997.

     The Company, Developments, and Tayco Realty share common management and a close business relationship. Particularly as it relates to the Company and Developments, as separate corporations responsible to their own shareholders, corporate interests may from time to time diverge regarding various aspects of business, including development and licensing of future inventions and patents. In that case, Developments would be permitted to license future patents and inventions to licensees other than the Company, which may render the Company's present License Agreement only minimally beneficial.

     All transactions described above are on as favorable a basis to the Company, as if entered into with an unaffiliated party.


                       INDEPENDENT AUDITORS

     A representative of J.D. Elliott & Co., P.C., the Company's auditors for fiscal 1997, and the accounting firm recommended by the Audit Committee to serve as the Company's certified public accountants for fiscal 1998, will attend the Annual Meeting of Shareholders. This representative will be available to respond to questions raised orally, and will be given the opportunity to make a statement, if desired.


                    PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented to the 1998 Annual Meeting of Shareholders must be received by the Secretary of the Company prior to June 1, 1998, for inclusion in the Proxy
Statement and form of proxy.


                       FINANCIAL STATEMENTS

     This Proxy Statement incorporates by reference the financial statements contained in the Company's 1997 Annual Report on Form
10-KSB.

                          OTHER MATTERS

Voting

     Under the New York Business Corporation Law ("BCL") and the Company's By-laws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The shares which are present or represented by a proxy will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise discretionary voting authority with respect to any particular matter.

     Once a quorum is established, under the BCL and the By-laws, the directors standing for election must be elected by a plurality of affirmative votes cast. "Other business," if properly brought before the meeting, may be adopted by a majority of the votes cast. For voting purposes, all votes cast "for", "against", "abstain", or "withhold authority" will be counted in accordance with such instruction as to each item. No broker non-votes will be counted for any item.

     The expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and accompanying material will be borne by the Company. The Company has retained the services of Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $3,000 plus reimbursement of reasonable out-of-pocket expenses. In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Company may solicit proxies in person, by mail or by telephone, but no employee of the Company will receive any compensation for solicitation activities in addition to their regular compensation. Expenses may also include the charges and expenses of brokerage houses, nominees, custodians and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

     The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

                          Annual Report

     IN ADDITION TO THE 1997 ANNUAL REPORT TO SHAREHOLDERS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ON OR ABOUT AUGUST 26, 1997, IS BEING FURNISHED WITHOUT CHARGE TO SHAREHOLDERS BENEFICIALLY OR OF RECORD ON SEPTEMBER 23, 1997, AND ACCOMPANIES THIS PROXY MATERIAL.

     Additional copies of the Company's Annual Report on Form
10-KSB may be obtained from Joseph P. Gastel, Secretary, Taylor
Devices, Inc., 90 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120-0748.



                             BY ORDER OF THE BOARD OF DIRECTORS


                             /s/Joseph P. Gastel, Secretary
                             Joseph P. Gastel, Secretary





DATED:   September 26, 1997
         North Tonawanda, New York


                       TAYLOR DEVICES, INC.
                 PROXY SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS

                  ANNUAL MEETING OF SHAREHOLDERS
            TO BE HELD OCTOBER 30, 1997, AT 10:00 A.M.
                UNIVERSITY INN & CONFERENCE CENTER
             2401 NORTH FOREST ROAD, AMHERST, NEW YORK

     The undersigned hereby appoints Douglas P. Taylor and Joseph
P. Gastel, and each of them with full power of substitution as proxies for the undersigned to attend the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. to be held at the University Inn & Conference Center, 2401 North Forest Road, Amherst, New York at 10:00 A.M. on October 30, 1997, and at any adjournment thereof, to vote and act with respect to all Common Shares of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

       The Board of Directors recommends that you vote FOR:

1.   ELECTION OF DIRECTORS.
                                                        DIRECTORS

                                                Douglas P. Taylor
                                                Richard G. Hill
            Withhold         Withhold           Joseph P. Gastel
FOR all     Authority for    Authority          Donald B. Hofmar
Nominees    All Nominees     as indicated       Randall L. Clark
 [  ]         [  ]             [  ]

___________________________________________________________________
 (Withhold authority for nominees whose names are written above)


2. In their discretion, the proxies ARE AUTHORIZED TO VOTE on any other business that may properly come before the Meeting.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy will be voted as directed, but if no direction is indicated, it will be voted - FOR the nominees described in Item 1. and in the discretion of the proxies, on such other matters as may properly come before the Annual Meeting of any adjournment or postponements thereof.

Receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

[  ] Please check ( ) this box if you plan to attend the Annual
Meeting.


Dated _________________, 1997

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer. PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.